As filed with the Securities and Exchange Commission on September 13, 2002
                                            Registration No. 333-__________
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            -------------------
                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------
                           COMPLETEL EUROPE N.V.
           (Exact name of registrant as specified in its charter)

     The Netherlands                                        98-0202823
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                           Identification Number)

                                 Blaak 16,
                             3011 TA Rotterdam
                          The Netherlands 2132 NA
                     Telephone no.: 011-31-10-4300-800
            (Address, including zip code, and telephone number,
     including area code, of Registrant's principal executive offices)

          CompleTel Europe N.V. 2002 Share Subscription Agreement
                   for the Benefit of Selected Employees
                          (Full title of the plan)
                            -------------------

                            Puglisi & Associates
                       850 Library Avenue, Suite 204
                                P.O. Box 885
                           Newark, Delaware 19715
                        Telephone no.: 302-738-6680
(Name, address, and telephone number, including area code, of agent for service)
                            -------------------

                                 Copies to:
                            Marie-Laure Weisberg
                           CompleTel Europe N.V.
                      Tour Egee, 9-11 allee de l'Arche
                       92671 Courbevoie Cedex, France
                    Telephone no.: 011-33-1-72-92-20-00
                            -------------------


                                        CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                         PROPOSED            PROPOSED
                                                         MAXIMUM             MAXIMUM
                                                         OFFERING            AGGREGATE           AMOUNT OF
 TITLE OF SECURITIES            MAXIMUM AMOUNT           PRICE PER           OFFERING          REGISTRATION
   TO BE REGISTERED           TO BE REGISTERED (1)       SHARE (2)           PRICE (2)              FEE
-------------------------------------------------------------------------------------------------------------
     Units (each                 49,750 units              $19.60            $975,175.62             $89.72
  consisting of one
Ordinary share,(euro)0.04
  nominal value, and
   one Convertible
  Preferred A share,
 (euro)0.04 nominal value)
=============================================================================================================

(1)     This Registration Statement shall also cover any additional
        Ordinary Shares which become issuable by reason of any conversion, for no additional consideration, of the Convertible Preferred A shares into Ordinary shares, as well as by reason of stock dividend, stock split, reorganization, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary shares.
(2) Estimated solely for the purpose of computing the amount of the registration fee on the basis of the purchase price of (euro)20.10 per Unit, converted into US dollars at the exchange rate of
        (euro)0.9752 per $1.00, which was the Federal Reserve Bank of New
        York's Noon Buying Rate on September 10, 2002.


                                   PART I
            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the U.S. Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         We, CompleTel Europe N.V., will provide without charge to you, each employee party to the CompleTel Europe N.V. 2002 Share Subscription Agreement for the Benefit of Selected Employees, on your written or oral request, a copy of any or all of the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this form and any documents required to be delivered to you pursuant to Rule 428(b)(1) of the Securities Act. Written requests for such documents should be directed to CompleTel Headquarters Europe S.A.S. at Tour Egee,
9-11, allee de l'Arche 92671 Courbevoie Cedex, France, Attention:
CompleTel Group investor relations. Telephone requests may be directed to our investor relations manager at 011-33- 1-72-92-20-32.


                                  PART II
               INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can also disclose information to you by referring you to another document that we have filed separately with the SEC. The following documents and information filed by us with the SEC are incorporated by reference into this registration statement:

         a) our annual report on Form 10-K/A (Amendment N(degree)1) for the year ended December 31, 2001;

         b) our quarterly report on Form 10-Q/A (Amendment N(degree)1) for the quarter ended March 31, 2002;

         c) our proxy statement on Schedule 14A, filed with the SEC on August 12, 2002, for the annual meeting of our shareholders to be held on August 20, 2002;

         d) our proxy statement on Schedule 14A, filed with the SEC on August 12, 2002, for the extraordinary general meeting of our shareholders to be held August 20, 2002, which proxy statement includes a description of our proposed recapitalization, and financial information;

         e)    our quarterly report on Form 10-Q for the quarter ended June
               30, 2002;

         f) our current report on Form 8-K, filed with the SEC on May 15, 2002, relating to our financial results for the quarter ended March 31, 2002;

         g) our current report on Form 8-K, filed with the SEC on May 23, 2002, relating to the Restructuring Agreement that we entered into on May 15, 2002;

         h) our current report on Form 8-K, filed with the SEC on May 28, 2002, relating to (a) the sale of our operations in Germany and pro forma financial statements pursuant to
               Article 11 of Regulation S-X, and (b) the voluntary delisting of our Ordinary shares from the Nasdaq National Market;

         i) our current report on Form 8-K, filed with the SEC on May 30, 2002, furnishing information, under Item 9 of that report, with respect to our commencement of an Akkoord composition plan proceedings in The Netherlands;

         j) our current report on Form 8-K, filed with the SEC on June 7, 2002, relating to the grant, by the District Court of Amsterdam, The Netherlands, of a suspension of payments decree;

         k) our current report on Form 8-K, filed with the SEC on June 12, 2002, relating to the commencement of Akkoord composition plan proceedings with respect to CompleTel Europe N.V. in The Netherlands, the grant by the Dutch bankruptcy court of a suspension of payment decree and the appointment of an administrator in the suspension of payments proceedings and a supervising judge in respect of the Akkoord proceedings;

         l) our current report on Form 8-K, filed with the SEC on June 26, 2002, relating to the resignation of Arthur Andersen as our independent auditor; and

         m) the description of our Ordinary shares contained in the Registration Statement on Form 8-A (File No. 000-30075) filed with the SEC on March 23, 2000, as amended by the description of share capital contained in the section 10(a) prospectus provided to employees under this registration statement.

         This registration statement also incorporates by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities and Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. The information incorporated by reference is deemed to be a part of this registration statement, except for any information superceded or modified by information (a) in it (including the related prospectus) or (b) in any other subsequently filed document that also is incorporated by reference into this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Association include provisions to indemnify the members of the Supervisory Board and the Board of Management against any liabilities resulting from proceedings against such member in connection with such member's actions as a member of the Supervisory Board or the Board of Management, as the case may be, if such member acted in good faith and in a manner he reasonably believed to be in the Registrant's best interests.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

    EXHIBIT NO.       DESCRIPTION
      4.1 (1)         Amended Articles of Association of CompleTel Europe N.V.
      4.2 (2)         Proposed Restated and Amended Articles of Association
                      of CompleTel Europe N.V.
      5.1             Opinion of Stibbe P.C. regarding legality of the
                      securities being registered
      23.1            Consent of Deloitte & Touche Accountants
      23.2            Consent of Stibbe (included in Exhibit 5.1)
      24.1            Power of Attorney (included on signature page of this
                      registration statement)

     (1) Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form F-1 (file no. 333-30834) filed with the SEC on March 22, 2000 and incorporated herein by reference.

     (2) Previously filed as Appendix A to the Registrant's proxy statement on Schedule 14A, filed with the SEC on August 12, 2002, for the extraordinary general meeting of its shareholders held August 20, 2002 and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided however, that the undertakings set forth in paragraphs
         (i) and (ii) do not apply if the information required to be included in a post-effective amendments by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 13th day of September 2002.


                                       COMPLETEL EUROPE N.V.,
                                       a public limited liability company
                                       organized under the laws of The
                                       Netherlands


                                       By: /s/ Jerome de Vitry
                                           ---------------------------------
                                       Name:    Jerome de Vitry
                                       Title:   Managing Director, Chief
                                                Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                             POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome de Vitry, Alexandre Westphalen, Marie-Laure Weisberg and John M. Hugo, and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-8 to be filed by CompleTel Europe N.V., a public limited liability company organized under the laws of The Netherlands (the "Company"), and any and all amendments (including post-effective amendments) thereto and any abbreviated registration statement in connection with this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Securities with Blue Sky authorities and with the National Association of Securities Dealers, Inc. and Euronext Paris; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.


            Signature                                    Title                                 Date
            ---------                                    -----                                 ----

                                         Chief Executive Officer,
By:   /s/ Jerome de Vitry                President and Managing Director          September 13, 2002
      ------------------------           (Principal Executive Officer)
Name: Jerome de Vitry


By:   /s/ Alexandre Westphalen           Vice President, Finance                  September 13, 2002
      -------------------------          (Principal Financial Officer)
Name: Alexandre Westphalen


By:   /s/ John M. Hugo                   Chief Accounting Officer and             September 13, 2002
      ------------------------           Corporate Controller
Name: John M. Hugo                       (Principal Accounting Officer)


By:   /s/ James E. Dovey                 Supervisory Director                     September 13, 2002
      ------------------------
Name: James E. Dovey


By:   /s/ James C. Allen                 Supervisory Director                     September 13, 2002
      ------------------------
Name: James C. Allen


By:   /s/ Lawrence F. DeGeorge           Supervisory Director                     September 13, 2002
      ------------------------
Name: Lawrence F. DeGeorge


By:   /s/ Paul J. Finnegan               Supervisory Director                     September 13, 2002
      ------------------------
Name: Paul J. Finnegan


By:   /s/ James H. Kirby                 Supervisory Director                     September 13, 2002
      ------------------------
Name: James H. Kirby


By:   /s/ James N. Perry                 Supervisory Director                     September 13, 2002
      ------------------------
Name: James N. Perry


         Authorized U.S. Representative. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the undersigned in the capacity and on the date indicated.


Name                                       Capacity                                       Date

Puglisi & Associates                       Authorized U.S. Representative                 September 13, 2002
                                           for the Registrant
By:    /s/ Donald Puglisi
       -------------------------
Name:  Donald Puglisi
Title: Managing Director


                               EXHIBIT INDEX


    EXHIBIT NO.     DESCRIPTION
      4.1 (1)       Amended Articles of Association of CompleTel Europe N.V.
      4.2 (2)       Proposed Restated and Amended Articles of Association
                    of CompleTel Europe N.V.
      5.1           Opinion of Stibbe P.C. regarding legality of the
                    securities being registered
      23.1          Consent of Deloitte & Touche Accountants
      23.2          Consent of Stibbe P.C. (included in Exhibit 5.1)
      24.1          Power of Attorney (included on signature page of this
                    registration statement)

     (1) Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form F-1 (file no. 333-30834) filed with the SEC on March 22, 2000 and incorporated herein by reference.

     (2) Previously filed as Appendix A to the Registrant's proxy statement on Schedule 14A, filed with the SEC on August 12, 2002, for the extraordinary general meeting of its shareholders held August 20, 2002 and incorporated herein by reference.